PEOPLE

PROCESS

945.3454
56
67%
241
86%
05
5.9223
75%

PLATFORM

NATIONAL STORAGE AFFILIATES

PEOPLE. PROCESS. PLATFORM.

DRIVING GROWTH

SECOND QUARTER 2023 EARNINGS RELEASE
& SUPPLEMENTAL FINANCIAL INFORMATION

Table of Contents

Page

1	Earnings Release

7	Consolidated Statements of Operations

8	Consolidated Balance Sheets

9	Schedule 1 - Funds From Operations and Core Funds From Operations

11	Schedule 2 - Other Non-GAAP Financial Measurements

12	Schedule 3 - Portfolio Summary

14	Schedule 4 - Debt and Equity Capitalization

16	Schedule 5 - Summarized Information for Unconsolidated Real Estate Ventures

17	Schedule 6 - Same Store Performance Summary By MSA

21	Schedule 7 - Same Store Operating Data - Trailing Five Quarters

22	Schedule 8 - Reconciliation of Same Store Data and Net Operating Income to Net Income

23	Schedule 9 - Selected Financial Information

24	Glossary

August 7, 2023
National Storage Affiliates Trust Reports Second Quarter 2023 Results
GREENWOOD VILLAGE, Colo. - (BUSINESS WIRE) - National Storage Affiliates Trust ("NSA" or the "Company") (NYSE: NSA) today reported the Company’s second quarter 2023 results.
Second Quarter 2023 Highlights
•Reported net income of $45.5 million for the second quarter of 2023, a decrease of 6.1% compared to the second quarter of 2022. Reported diluted earnings per share of $0.28 for the second quarter of 2023 compared to $0.24 for the second quarter of 2022.
•Reported core funds from operations ("Core FFO") of $88.2 million, or $0.68 per share for the second quarter of 2023, a decrease of 4.2% per share compared to the second quarter of 2022, driven by same store growth and net operating income (“NOI”) contribution from non-same store properties, which was more than offset by elevated interest expense due primarily to higher interest rates.
•Reported an increase in same store NOI of 3.4% for the second quarter of 2023 compared to the same period in 2022, driven by a 2.8% increase in same store total revenues partially offset by an increase of 1.4% in same store property operating expenses.
•Reported same store period-end occupancy of 90.0% as of June 30, 2023, a decrease of 450 basis points compared to June 30, 2022.
•Acquired two properties that are considered annexes to existing properties for approximately $13.8 million during the second quarter of 2023. Consideration for these acquisitions included the issuance of $5.6 million of OP equity, consisting of subordinated performance units.
•Issued the previously announced $120.0 million of senior unsecured notes due July 5, 2028, with an effective interest rate of 5.75%, in a private placement to certain institutional investors.
Highlights Subsequent to Quarter-End
•Acquired one self storage property for approximately $17.8 million. Consideration for this acquisition included approximately $7.8 million of net cash and OP equity of approximately $9.9 million, consisting primarily of subordinated performance units.

David Cramer, President and Chief Executive Officer, commented, “Our team did a great job controlling expenses during the quarter as opex growth of just 1.4% helped drive same store NOI growth of 3.4%. Contract rates grew a healthy 7% year-over-year, and our average tenant duration is over 40 months which allowed us to remain assertive on our existing customer rate increase program. We experienced a softer spring leasing season than we anticipated, and the interest rate environment was tougher than expected, leading us to lower our full-year same store and Core FFO per share guidance.”
Mr. Cramer further commented, “As we work through the tough year-over-year comps, we remain bullish on the medium and long-term outlook for both NSA and the overall self storage sector. We are confident in our targeted concentration in attractive Sunbelt markets and will continue to focus on enhancing our People, Process and Platform initiatives. We believe that this strategic focus will position us well to deliver on both operational initiatives to drive internal growth and balance sheet repositioning so we can opportunistically execute on external growth when the time is right.”

Financial Results

($ in thousands, except per share and unit data)	Three Months Ended June 30,			Six Months Ended June 30,
	2023	2022	Growth	2023	2022	Growth
Net income	$45,476	$48,425	(6.1)%	$85,868	$93,211	(7.9)%

Funds From Operations ("FFO")(1)	$88,478	$90,932	(2.7)%	$172,744	$177,788	(2.8)%
Add back acquisition costs	239	682	(65.0)%	1,083	1,235	(12.3)%
Subtract casualty-related recoveries(2)	(522)	—	—%	(522)	—	—%
Add loss on early extinguishment of debt	—	—	—%	758	—	—%
Core FFO(1)	$88,195	$91,614	(3.7)%	$174,063	$179,023	(2.8)%

Earnings per share - basic and diluted	$0.28	$0.24	16.7%	$0.56	$0.48	16.7%

FFO per share and unit(1)	$0.68	$0.70	(2.9)%	$1.32	$1.37	(3.6)%
Core FFO per share and unit(1)	$0.68	$0.71	(4.2)%	$1.34	$1.38	(2.9)%
(1) Non-GAAP financial measures, including FFO, Core FFO and NOI, are defined in the Glossary in the supplemental financial information and, where appropriate, reconciliations of these measures and other non-GAAP financial measures to their most directly comparable GAAP measures are included in the Schedules to this press release and in the supplemental financial information.
(2) Casualty-related recoveries relate to casualty-related expenses incurred during 2022.
Net income decreased $2.9 million for the second quarter of 2023 and $7.3 million for the six months ended June 30, 2023 ("year-to-date") as compared to the same periods in 2022, resulting from total revenue and NOI increasing by $16.6 million and $12.0 million, respectively, for the second quarter of 2023 and $37.4 million and $25.2 million, respectively, for the six months ended June 30, 2023 resulting primarily from additional NOI generated from the 41 wholly-owned self storage properties acquired between July 1, 2022 and June 30, 2023, and same store NOI growth. These increases in total revenue and NOI were offset by an increase in interest expense of $15.2 million for the second quarter of 2023 and $30.5 million for the six months ended June 30, 2023 as compared to the same periods in 2022.
The decrease in FFO and Core FFO for the second quarter of 2023 and year-to-date was primarily the result of a decrease in net income of 6.1% and 7.9%, respectively, partially offset by a decrease in distributions on subordinated performance units, as compared to the same periods in 2022.
Same Store Operating Results (834 Stores)

($ in thousands, except per square foot data)	Three Months Ended June 30,			Six Months Ended June 30,
	2023	2022	Growth	2023	2022	Growth
Total revenues	$186,708	$181,549	2.8%	$370,623	$355,481	4.3%
Property operating expenses	50,194	49,477	1.4%	100,614	96,018	4.8%
Net Operating Income (NOI)	$136,514	$132,072	3.4%	$270,009	$259,463	4.1%
NOI Margin	73.1%	72.7%	0.4%	72.9%	73.0%	(0.1)%

Average Occupancy	90.0%	94.1%	(4.1)%	89.9%	93.9%	(4.0)%
Average Annualized Rental Revenue Per Occupied Square Foot	$15.27	$14.26	7.1%	$15.19	$13.99	8.6%

Year-over-year same store total revenues increased 2.8% for the second quarter of 2023 and 4.3% year-to-date as compared to the same period in 2022. The increase for the second quarter was driven primarily by a 7.1% increase in average annualized rental revenue per occupied square foot, partially offset by a 4.1% decrease in average occupancy. The year-to-date same store total revenue increase was driven primarily by an 8.6% increase in average annualized rental revenue per occupied square foot, partially offset by a 4.0% decrease in average occupancy. Markets which generated above portfolio average same store total revenue growth for the second quarter of 2023 include: Atlanta, McAllen and Oklahoma City. Markets which generated below portfolio average same store total revenue growth for the second quarter of 2023 include: Las Vegas, New Orleans and San Antonio.
Year-over-year same store property operating expenses increased 1.4% for the second quarter of 2023 and 4.8% year-to-date as compared to the same periods in 2022. The increase primarily resulted from increases in marketing and insurance expense, partially offset by decreases in personnel and repairs and maintenance expenses.
Investment Activity
During the second quarter, NSA invested $13.8 million in the acquisition of two annexes to existing properties, consisting of approximately 81,600 rentable square feet configured in approximately 500 storage units. Total consideration for these acquisitions included approximately $8.2 million of net cash, and $5.6 million of subordinated performance units.
Balance Sheet
On April 27, 2023, NSA closed on its private placement of $120.0 million of senior unsecured notes due July 5, 2028, with an effective interest rate of 5.75%, after taking into account the effect of interest rate swaps. NSA used the proceeds to repay outstanding amounts on its revolving line of credit and for general corporate purposes.
Common Share Dividends
On May 25, 2023, NSA's Board of Trustees declared a quarterly cash dividend of $0.56 per common share, representing a 1.8% increase from the second quarter 2022 and from the previous quarter in 2023. The second quarter 2023 dividend was paid on June 30, 2023 to shareholders of record as of June 15, 2023.

2023 Guidance
The following table outlines NSA's updated and prior Core FFO guidance estimates and related assumptions for the year ended December 31, 2023. The Company's revisions to Core FFO per share estimates are primarily driven by lower same store growth assumptions and higher interest rates. Due to an improvement in our tenant insurance program, “Management fees and other revenue” are expected to be higher than previously estimated.

	Current Ranges for Full Year 2023		Prior Ranges for Full Year 2023		Actual Results for Full Year 2022
	Low	High	Low	High
Core FFO per share(1)	$2.63	$2.69	$2.78	$2.86	$2.81

Same store operations(2)
Total revenue growth	1.50%	2.75%	3.75%	5.25%	12.1%
Property operating expenses growth	4.50%	5.75%	4.50%	6.00%	4.8%
NOI growth	0.25%	1.75%	3.00%	5.50%	14.9%

General and administrative expenses
General and administrative expenses (excluding equity-based compensation), in millions	$51.0	$53.0	$53.0	$55.0	$53.1
Equity-based compensation, in millions	$6.5	$7.0	$6.5	$7.0	$6.3

Management fees and other revenue, in millions	$32.0	$34.0	$28.0	$30.0	$27.6
Core FFO from unconsolidated real estate ventures, in millions	$23.5	$25.0	$25.0	$26.5	$24.8

Subordinated performance unit distributions, in millions	$46.0	$48.0	$51.0	$53.0	$58.8

Acquisitions of self storage properties, in millions	$200.0	$300.0	$200.0	$400.0	$569.2

	Current Ranges for Full Year 2023		Prior Ranges for Full Year 2023
	Low	High	Low	High
Earnings per share - diluted	$1.12	$1.16	$1.25	$1.31
Impact of the difference in weighted average number of shares and GAAP accounting for noncontrolling interests, two-class method and treasury stock method	0.01	0.01	0.07	0.02
Add real estate depreciation and amortization, including NSA's share of unconsolidated venture real estate depreciation and amortization	1.83	1.87	1.83	1.91
FFO attributable to subordinated unitholders	(0.35)	(0.37)	(0.38)	(0.41)
Add loss on early extinguishment of debt	0.01	0.01	—	0.01
Add acquisition costs and NSA's share of unconsolidated real estate venture acquisition costs	0.01	0.01	0.01	0.02
Core FFO per share and unit	$2.63	$2.69	$2.78	$2.86

(1) The table above provides a reconciliation of the range of estimated earnings per share - diluted to estimated Core FFO per share and unit.
(2) 2023 guidance reflects NSA's 2023 same store pool comprising 834 stores. 2022 actual results reflect NSA's 2022 same store pool comprising 628 stores.
Supplemental Financial Information
The full text of this earnings release and supplemental financial information, including certain financial information referenced in this release, are available on NSA's website at http://ir.nationalstorageaffiliates.com/quarterly-reporting and as exhibit 99.1 to the Company's Form 8-K furnished to the SEC on August 7, 2023.

Non-GAAP Financial Measures & Glossary
This press release contains certain non-GAAP financial measures. These non-GAAP measures are presented because NSA's management believes these measures help investors understand NSA's business, performance and ability to earn and distribute cash to its shareholders by providing perspectives not immediately apparent from net income (loss). These measures are also frequently used by securities analysts, investors and other interested parties. The presentations of FFO, Core FFO and NOI in this press release are not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. In addition, NSA's method of calculating these measures may be different from methods used by other companies, and, accordingly, may not be comparable to similar measures as calculated by other companies that do not use the same methodology as NSA. These measures, and other words and phrases used herein, are defined in the Glossary in the supplemental financial information and, where appropriate, reconciliations of these measures and other non-GAAP financial measures to their most directly comparable GAAP measures are included in the Schedules to this press release and in the supplemental financial information.
Quarterly Teleconference and Webcast
The Company will host a conference call at 1:00 pm Eastern Daylight Time on Tuesday, August 8, 2023 to discuss its second quarter 2023 financial results. At the conclusion of the call, management will accept questions from certified financial analysts. All other participants are encouraged to listen to a webcast of the call by accessing the link found on the Company's website at www.nationalstorageaffiliates.com.
Conference Call and Webcast:
Date/Time: Tuesday, August 8, 2023, 1:00 pm EDT
Webcast available at: www.nationalstorageaffiliates.com
Domestic (Toll Free US & Canada): 877.407.9711
International: 412.902.1014
A replay of the webcast will be available for 30 days on NSA's website at www.nationalstorageaffiliates.com.
Upcoming Industry Conference
NSA management is scheduled to participate in the Bank of America Securities 2023 Global Real Estate Conference on September 12 - 13, 2023 in New York, New York and the Evercore ISI 9th Annual Storage Symposium on October 4, 2023 in New York, New York.

About National Storage Affiliates Trust
National Storage Affiliates Trust is a real estate investment trust headquartered in Greenwood Village, Colorado, focused on the ownership, operation and acquisition of self storage properties predominantly located within the top 100 metropolitan statistical areas throughout the United States. As of June 30, 2023, the Company held ownership interests in and operated 1,117 self storage properties located in 42 states and Puerto Rico with approximately 72.8 million rentable square feet. NSA is one of the largest owners and operators of self storage properties among public and private companies in the United States. For more information, please visit the Company’s website at www.nationalstorageaffiliates.com. NSA is included in the MSCI US REIT Index (RMS/RMZ), the Russell 1000 Index of Companies and the S&P MidCap 400 Index.

NOTE REGARDING FORWARD LOOKING STATEMENTS
Certain statements contained in this press release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company's control. These forward-looking statements include information about possible or assumed future results of the Company's business, financial condition, liquidity, results of operations, plans and objectives. Changes in any circumstances may cause the Company's actual results to differ significantly from those expressed in any forward-looking statement. When used in this release, the words "believe," "expect," "anticipate," "estimate," "plan," "continue," "intend," "should," "may" or similar expressions are intended to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: market trends in the Company's industry, interest rates, inflation, the debt and lending markets or the general economy; the Company's business and investment strategy; the acquisition of properties, including those under contract and the Company's ability to execute on its acquisition pipeline; the timing of acquisitions under contract; the internalization of retiring participating regional operators ("PROs") into the Company; and the Company's guidance estimates for the year ended December 31, 2023. For a further list and description of such risks and uncertainties, see the Company's most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Securities and Exchange Commission, and the other documents filed by the Company with the Securities and Exchange Commission. The forward-looking statements, and other risks, uncertainties and factors are based on the Company's beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Forward-looking statements are not predictions of future events. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Contact:
National Storage Affiliates Trust
Investor/Media Relations
George Hoglund, CFA
Vice President - Investor Relations
720.630.2160
ghoglund@nsareit.net

National Storage Affiliates Trust
Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
REVENUE
Rental revenue	$199,311	$184,636	$393,440	$359,105
Other property-related revenue	7,613	6,341	14,420	12,507
Management fees and other revenue	8,587	7,913	15,644	14,462
Total revenue	215,511	198,890	423,504	386,074
OPERATING EXPENSES
Property operating expenses	57,094	53,188	113,577	102,546
General and administrative expenses	14,404	14,702	29,225	28,668
Depreciation and amortization	56,705	57,891	112,163	115,963
Other	3,220	525	4,393	995
Total operating expenses	131,423	126,306	259,358	248,172
OTHER (EXPENSE) INCOME
Interest expense	(39,693)	(24,448)	(77,641)	(47,095)
Loss on early extinguishment of debt	—	—	(758)	—
Equity in earnings of unconsolidated real estate ventures	1,861	1,962	3,539	3,456
Acquisition costs	(239)	(682)	(1,083)	(1,235)
Non-operating income (expense)	196	(261)	(402)	(373)
Gain on sale of self storage properties	—	—	—	2,134
Other expense, net	(37,875)	(23,429)	(76,345)	(43,113)
Income before income taxes	46,213	49,155	87,801	94,789
Income tax expense	(737)	(730)	(1,933)	(1,578)
Net income	45,476	48,425	85,868	93,211
Net income attributable to noncontrolling interests	(16,028)	(23,387)	(27,461)	(42,945)
Net income attributable to National Storage Affiliates Trust	29,448	25,038	58,407	50,266
Distributions to preferred shareholders	(5,119)	(3,382)	(8,799)	(6,661)
Net income attributable to common shareholders	$24,329	$21,656	$49,608	$43,605

Earnings per share - basic and diluted	$0.28	$0.24	$0.56	$0.48

Weighted average shares outstanding - basic and diluted	88,312	91,541	88,902	91,433

National Storage Affiliates Trust
Consolidated Balance Sheets
(dollars in thousands, except per share amounts)
(unaudited)

	June 30,	December 31,
	2023	2022
ASSETS
Real estate
Self storage properties	$6,579,167	$6,391,572
Less accumulated depreciation	(877,707)	(772,661)
Self storage properties, net	5,701,460	5,618,911
Cash and cash equivalents	44,022	35,312
Restricted cash	3,299	6,887
Debt issuance costs, net	9,607	1,393
Investment in unconsolidated real estate ventures	219,060	227,441
Other assets, net	160,618	156,228
Operating lease right-of-use assets	23,325	23,835
Total assets	$6,161,391	$6,070,007
LIABILITIES AND EQUITY
Liabilities
Debt financing	$3,639,547	$3,551,179
Accounts payable and accrued liabilities	87,007	80,377
Interest rate swap liabilities	—	483
Operating lease liabilities	25,314	25,741
Deferred revenue	25,122	23,213
Total liabilities	3,776,990	3,680,993
Equity
Series A Preferred shares of beneficial interest, par value $0.01 per share. 50,000,000 authorized, 9,017,588 and 9,017,588 issued and outstanding at June 30, 2023 and December 31, 2022, respectively, at liquidation preference	225,439	225,439
Series B Preferred shares of beneficial interest, par value $0.01 per share. 7,000,000 authorized, 5,668,128 issued and outstanding at June 30, 2023	115,212	—
Common shares of beneficial interest, par value $0.01 per share. 250,000,000 shares authorized, 88,649,794 and 89,842,145 shares issued and outstanding at June 30, 2023 and December 31, 2022, respectively	886	898
Additional paid-in capital	1,692,741	1,777,984
Distributions in excess of earnings	(445,813)	(396,650)
Accumulated other comprehensive income	36,906	40,530
Total shareholders' equity	1,625,371	1,648,201
Noncontrolling interests	759,030	740,813
Total equity	2,384,401	2,389,014
Total liabilities and equity	$6,161,391	$6,070,007

Supplemental Schedule 1

Funds From Operations and Core Funds From Operations
(in thousands, except per share and unit amounts) (unaudited)

Reconciliation of Net Income to FFO and Core FFO

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net income	$45,476	$48,425	$85,868	$93,211
Add (subtract):
Real estate depreciation and amortization	56,398	57,581	111,551	115,340
Company's share of unconsolidated real estate venture real estate depreciation and amortization	4,315	4,324	8,786	8,170
Gain on sale of self storage properties	—	—	—	(2,134)
Distributions to preferred shareholders and unitholders	(5,402)	(3,652)	(9,365)	(7,204)
FFO attributable to subordinated performance unitholders(1)	(12,309)	(15,746)	(24,096)	(29,595)
FFO attributable to common shareholders, OP unitholders, and LTIP unitholders	88,478	90,932	172,744	177,788
Add (subtract):
Acquisition costs	239	682	1,083	1,235
Casualty-related recoveries(2)	(522)	—	(522)	—
Loss on early extinguishment of debt	—	—	758	—
Core FFO attributable to common shareholders, OP unitholders, and LTIP unitholders	$88,195	$91,614	$174,063	$179,023

Weighted average shares and units outstanding - FFO and Core FFO:(3)
Weighted average shares outstanding - basic	88,312	91,541	88,902	91,433
Weighted average restricted common shares outstanding	28	28	26	28
Weighted average OP units outstanding	38,755	35,390	38,746	35,370
Weighted average DownREIT OP unit equivalents outstanding	2,120	1,925	2,120	1,925
Weighted average LTIP units outstanding	523	501	537	552
Total weighted average shares and units outstanding - FFO and Core FFO	129,738	129,385	130,331	129,308

FFO per share and unit	$0.68	$0.70	$1.32	$1.37
Core FFO per share and unit	$0.68	$0.71	$1.34	$1.38

(1) Amounts represent distributions declared for subordinated performance unitholders and DownREIT subordinated performance unitholders for the periods presented.
(2) Casualty-related recoveries relate to casualty-related expenses incurred during 2022 and are recorded in the line item "Other" within operating expenses in our consolidated statement of operations.
(3) NSA combines OP units and DownREIT OP units with common shares because, after the applicable lock-out periods, OP units in the Company's operating partnership are redeemable for cash or, at NSA's option, exchangeable for common shares on a one-for-one basis and DownREIT OP units are also redeemable for cash or, at NSA's option, exchangeable for OP units in the Company's operating partnership on a one-for-one basis, subject to certain adjustments in each case. Subordinated performance units, DownREIT subordinated performance units and LTIP units may also, under certain circumstances, be convertible into or exchangeable for common shares (or other units that are convertible into or exchangeable for common shares). See footnote(4) for additional discussion of subordinated performance units, DownREIT subordinated performance units, and LTIP units in the calculation of FFO and Core FFO per share and unit.

Supplemental Schedule 1 (continued)
Funds From Operations and Core Funds From Operations
(in thousands, except per share and unit amounts) (unaudited)

Reconciliation of Earnings Per Share - Diluted to FFO and Core FFO Per Share and Unit

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Earnings per share - diluted	$0.28	$0.24	$0.56	$0.48
Impact of the difference in weighted average number of shares(4)	(0.09)	(0.07)	(0.18)	(0.14)
Impact of GAAP accounting for noncontrolling interests, two-class method and treasury stock method(5)	0.12	0.18	0.21	0.33
Add real estate depreciation and amortization	0.43	0.44	0.85	0.89
Add Company's share of unconsolidated real estate venture real estate depreciation and amortization	0.03	0.03	0.06	0.06
Subtract gain on sale of self storage properties	—	—	—	(0.02)
FFO attributable to subordinated performance unitholders	(0.09)	(0.12)	(0.18)	(0.23)
FFO per share and unit	0.68	0.70	1.32	1.37
Add acquisition costs	—	0.01	0.01	0.01
Subtract casualty-related recoveries	—	—	—	—
Add loss on early extinguishment of debt	—	—	0.01	—
Core FFO per share and unit	$0.68	$0.71	$1.34	$1.38

(4) Adjustment accounts for the difference between the weighted average number of shares used to calculate diluted earnings per share and the weighted average number of shares used to calculate FFO and Core FFO per share and unit. Diluted earnings per share is calculated using the two-class method for the company's restricted common shares and the treasury stock method for certain unvested LTIP units, and assumes the conversion of vested LTIP units into OP units on a one-for-one basis and the hypothetical conversion of subordinated performance units, and DownREIT subordinated performance units into OP units, even though such units may only be convertible into OP units (i) after a lock-out period and (ii) upon certain events or conditions. For additional information about the conversion of subordinated performance units and DownREIT subordinated performance units into OP units, see Note 10 to the Company's most recent Annual Report on Form 10-K, filed with the Securities and Exchange Commission. The computation of weighted average shares and units for FFO and Core FFO per share and unit includes all restricted common shares and LTIP units that participate in distributions and excludes all subordinated performance units and DownREIT subordinated performance units because their effect has been accounted for through the allocation of FFO to the related unitholders based on distributions declared.

(5) Represents the effect of adjusting the numerator to consolidated net income prior to GAAP allocations for noncontrolling interests, after deducting preferred share and unit distributions, and before the application of the two-class method and treasury stock method, as described in footnote(4).

Supplemental Schedule 2

Other Non-GAAP Financial Measurements
(dollars in thousands) (unaudited)

Net Operating Income

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net income	$45,476	$48,425	$85,868	$93,211
(Subtract) add:
Management fees and other revenue	(8,587)	(7,913)	(15,644)	(14,462)
General and administrative expenses	14,404	14,702	29,225	28,668
Other	3,220	525	4,393	995
Depreciation and amortization	56,705	57,891	112,163	115,963
Interest expense	39,693	24,448	77,641	47,095
Equity in earnings of unconsolidated real estate ventures	(1,861)	(1,962)	(3,539)	(3,456)
Loss on early extinguishment of debt	—	—	758	—
Acquisition costs	239	682	1,083	1,235
Income tax expense	737	730	1,933	1,578
Gain on sale of self storage properties	—	—	—	(2,134)
Non-operating (income) expense	(196)	261	402	373
Net Operating Income	$149,830	$137,789	$294,283	$269,066

EBITDA and Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net income	$45,476	$48,425	$85,868	$93,211
Add:
Depreciation and amortization	56,705	57,891	112,163	115,963
Company's share of unconsolidated real estate venture depreciation and amortization	4,315	4,324	8,786	8,170
Interest expense	39,693	24,448	77,641	47,095
Income tax expense	737	730	1,933	1,578
Loss on early extinguishment of debt	—	—	758	—
EBITDA	146,926	135,818	287,149	266,017
Add (subtract):
Acquisition costs	239	682	1,083	1,235
Gain on sale of self storage properties	—	—	—	(2,134)
Casualty-related recoveries	(522)	—	(522)	—
Equity-based compensation expense	1,677	1,580	3,326	3,124
Adjusted EBITDA	$148,320	$138,080	$291,036	$268,242

Supplemental Schedule 3

Portfolio Summary
As of June 30, 2023
(dollars in thousands) (unaudited)

Wholly-Owned Store Data by State (Consolidated)					Total Operated Store Data by State (Consolidated & Unconsolidated)

State/Territories	Stores	Units	Rentable Square Feet	Occupancy at Period End	State/Territories	Stores	Units	Rentable Square Feet	Occupancy at Period End
Texas	196	90,219	12,599,355	90.7%	Texas	207	99,348	13,596,793	90.8%
California	86	51,725	6,546,409	89.4%	Florida	106	60,776	6,880,603	88.2%
Florida	79	45,750	5,169,723	89.3%	California	98	58,367	7,325,515	89.6%
Georgia	71	32,914	4,474,846	88.0%	Georgia	82	39,046	5,346,904	88.4%
Oregon	70	29,229	3,658,736	89.2%	Oregon	70	29,229	3,658,736	89.2%
North Carolina	41	19,881	2,489,987	90.1%	North Carolina	41	19,881	2,489,987	90.1%
Arizona	34	18,862	2,175,994	86.6%	Oklahoma	39	17,613	2,449,422	92.1%
Oklahoma	33	15,294	2,142,807	92.0%	Arizona	36	19,866	2,286,099	86.4%
Louisiana	31	13,854	1,719,027	87.3%	Louisiana	31	13,854	1,719,027	87.3%
Kansas	23	8,568	1,187,878	92.8%	Alabama	29	13,349	1,958,971	85.3%
Pennsylvania	22	10,435	1,296,040	85.3%	Ohio	27	14,877	1,853,364	89.5%
Colorado	22	9,485	1,197,050	93.1%	Michigan	25	15,950	2,022,298	92.1%
Indiana	21	10,992	1,441,065	86.9%	Pennsylvania	25	12,069	1,456,810	85.8%
Washington	19	6,636	871,385	88.8%	Kansas	23	8,568	1,187,878	92.8%
Alabama	15	7,831	1,133,789	82.1%	Tennessee	22	11,553	1,484,068	91.4%
New Hampshire	15	7,117	888,611	90.6%	Colorado	22	9,485	1,197,050	93.1%
Puerto Rico	14	12,408	1,342,533	93.8%	Indiana	21	10,992	1,441,065	86.9%
Nevada	14	7,095	900,249	87.5%	New Jersey	20	13,271	1,578,735	87.0%
Tennessee	13	6,002	777,395	90.7%	Washington	19	6,636	871,385	88.8%
Ohio	13	5,502	729,017	89.3%	Nevada	18	8,713	1,152,762	86.7%
Missouri	12	5,193	676,138	90.5%	Massachusetts	15	10,880	1,194,648	88.6%
Illinois	10	6,383	718,202	86.8%	New Hampshire	15	7,117	888,611	90.6%
New Mexico	10	5,502	716,357	92.7%	Puerto Rico	14	12,408	1,342,533	93.8%
Other(1)	68	34,857	4,509,853	85.1%	Illinois	14	8,925	1,022,029	87.4%
Total	932	461,734	59,362,446	89.1%	Minnesota	12	5,732	734,195	87.6%
					Missouri	12	5,193	676,138	90.5%
					New Mexico	10	5,502	716,357	92.7%
					Other(2)	64	33,434	4,297,541	85.4%
					Total	1,117	572,634	72,829,524	89.2%

(1) Other states in NSA's owned portfolio as of June 30, 2023 include Arkansas, Connecticut, Idaho, Iowa, Kentucky, Maryland, Massachusetts, Minnesota, Mississippi, Montana, New Jersey, New York, South Carolina, Utah, Virginia, Wisconsin and Wyoming.

(2) Other states in NSA's operated portfolio as of June 30, 2023 include Arkansas, Connecticut, Delaware, Idaho, Iowa, Kentucky, Maryland, Mississippi, Montana, New York, Rhode Island, South Carolina, Utah, Virginia, Wisconsin and Wyoming.

Supplemental Schedule 3 (continued)

Portfolio Summary
(dollars in thousands) (unaudited)

2023 Acquisition Activity

Self Storage Properties Acquired During the Quarter Ended:				Summary of Investment
	Stores	Units	Rentable Square Feet	Cash and Acquisition Costs	Value of Equity	Other Liabilities	Total

March 31, 2023(3)	16	7,877	960,042	$9,920	$150,531	$85	$160,536
June 30, 2023(4)	—	521	81,560	8,167	5,577	34	13,778
Total Acquisitions	16	8,398	1,041,602	$18,087	$156,108	$119	$174,314

(3) NSA acquired self storage properties located in Arizona (1) and Florida (15).
(4) The self storage properties acquired by NSA during the quarter ended June 30, 2023 were combined with two existing properties owned by NSA and are being operated together with such properties.

Supplemental Schedule 4

Debt and Equity Capitalization									BBB+ Rated
As of June 30, 2023									(with Stable Outlook)
(unaudited)									by Kroll Bond Rating Agency

Debt Summary (dollars in thousands)

	Effective Interest Rate(1)	Basis of Rate	Maturity Date	2023	2024	2025	2026	2027	2028	2029	Thereafter	Total
Credit Facility:
Revolving line of credit(2)	6.45%	Variable(3)	January 2027	$—	$—	$—	$—	$550,000	$—	$—	$—	$550,000
Term loan - Tranche B(2)	3.26%	Swapped To Fixed(4)	July 2024	—	275,000	—	—	—	—	—	—	275,000
Term loan - Tranche C	3.21%	Swapped To Fixed(4)	January 2025	—	—	325,000	—	—	—	—	—	325,000
Term loan - Tranche D	2.92%	Swapped To Fixed(4)	July 2026	—	—	—	275,000	—	—	—	—	275,000
Term loan - Tranche E	4.92%	Swapped To Fixed(4)	March 2027	—	—	—	—	130,000	—	—	—	130,000
Term loan facility - 2028	4.62%	Swapped To Fixed	December 2028	—	—	—	—	—	75,000	—	—	75,000
Term loan facility - April 2029	4.27%	Swapped To Fixed	April 2029	—	—	—	—	—	—	100,000	—	100,000
Term loan facility - June 2029	5.37%	Swapped To Fixed	June 2029	—	—	—	—	—	—	285,000	—	285,000
2026 Senior Unsecured Notes	2.16%	Fixed	May 2026	—	—	—	35,000	—	—	—	—	35,000
2028 Senior Unsecured Notes	5.75%	Fixed	July 2028	—	—	—	—	—	120,000	—	—	120,000
2029 Senior Unsecured Notes	3.98%	Fixed	August 2029	—	—	—	—	—	—	100,000	—	100,000
August 2030 Senior Unsecured Notes	2.99%	Fixed	August 2030	—	—	—	—	—	—	—	150,000	150,000
November 2030 Senior Unsecured Notes	2.72%	Fixed	November 2030	—	—	—	—	—	—	—	75,000	75,000
May 2031 Senior Unsecured Notes	3.00%	Fixed	May 2031	—	—	—	—	—	—	—	90,000	90,000
August 2031 Senior Unsecured Notes	4.08%	Fixed	August 2031	—	—	—	—	—	—	—	50,000	50,000
November 2031 Senior Unsecured Notes	2.81%	Fixed	November 2031	—	—	—	—	—	—	—	175,000	175,000
August 2032 Senior Unsecured Notes	3.09%	Fixed	August 2032	—	—	—	—	—	—	—	100,000	100,000
November 2032 Senior Unsecured Notes	5.06%	Fixed	November 2032	—	—	—	—	—	—	—	200,000	200,000
May 2033 Senior Unsecured Notes	3.10%	Fixed	May 2033	—	—	—	—	—	—	—	55,000	55,000
November 2033 Senior Unsecured Notes	2.96%	Fixed	November 2033	—	—	—	—	—	—	—	125,000	125,000
2036 Senior Unsecured Notes	3.06%	Fixed	November 2036	—	—	—	—	—	—	—	75,000	75,000
Fixed rate mortgages payable	3.82%	Fixed	April 2023 - October 2031	61,284	19,960	—	—	84,900	88,000	—	30,931	285,075
Total Principal/Weighted Average	4.16%		5.2 years	$61,284	$294,960	$325,000	$310,000	$764,900	$283,000	$485,000	$1,125,931	$3,650,075
Weighted average effective interest rate of maturing debt				4.59%	3.32%	3.21%	2.84%	5.93%	4.52%	4.86%	3.41%
Unamortized debt issuance costs and debt premium, net												(10,528)
Total Debt												$3,639,547
(1) Effective interest rate incorporates the stated rate plus the impact of interest rate cash flow hedges and discount and premium amortization, if applicable.
(2) NSA may, at its election, extend the maturity dates of the revolving line of credit and Tranche B term loan to January 2028 and January 2025, respectively, subject to meeting customary conditions and payment of an extension fee.

(3) For the $950 million revolving line of credit, the effective interest rate is calculated based on one month SOFR plus an applicable margin of 1.30% and a SOFR Index Adjustment of .10%, and excludes fees which range from 0.15% to 0.20% for unused borrowings.

(4) $25.0 million of Tranche B, $25.0 million of Tranche C, and $5.0 million of Tranche E are subject to variable interest rates, which is reflected in the effective interest rate. $75.0 million of Tranche C is swapped to fixed using a derivative instrument that expired in July 2023. $100 million of Tranche D is swapped to fixed using a derivative instrument that expired in July 2023, which we replaced with a new derivative instrument that is coterminous with the debt maturity. Giving pro forma effect for these derivative instruments, the weighted average effective interest rates as of June 30, 2023 of Tranche C and Tranche D are 3.99% and 4.05%, respectively.

Supplemental Schedule 4 (continued)
Debt and Equity Capitalization
As of June 30, 2023
(unaudited)

Debt Ratios

	Covenant	Amount
Net Debt to Annualized Current Quarter Adjusted EBITDA	n/a	6.1x
Trailing Twelve Month Fixed Charge Coverage Ratio	> 1.5x	3.4x
Total Leverage Ratio	< 60.0%	40.8%

Preferred Shares and Units

	Outstanding
6.000% Series A cumulative redeemable preferred shares of beneficial interest	9,017,588
6.000% Series B cumulative redeemable preferred shares of beneficial interest(5)	4,608,445
6.000% Series A-1 cumulative redeemable preferred units	745,649

Common Shares and Units

	Outstanding	If Converted
Common shares of beneficial interest	88,624,871	88,624,871
Restricted common shares	24,923	24,923
Total shares outstanding	88,649,794	88,649,794
Operating partnership units	38,470,275	38,470,275
DownREIT operating partnership unit equivalents	2,120,491	2,120,491
Total operating partnership units	40,590,766	40,590,766
Long-term incentive plan units(6)	561,932	561,932
Total shares and Class A equivalents outstanding	129,802,492	129,802,492
Subordinated performance units(7)	7,686,387	12,375,083
DownREIT subordinated performance unit equivalents(7)	4,133,474	6,654,893
Total subordinated partnership units	11,819,861	19,029,976
Total common shares and units outstanding	141,622,353	148,832,468

(5) We have reflected 4,608,445 Series B Preferred Shares herein, which corresponds to the $115.2 million liquidation preference reflected on the balance sheet at June 30, 2023, although the Company’s balance sheet describes 5,668,128 Series B Preferred Shares issued and outstanding at June 30, 2023. As part of a March 16, 2023 property acquisition of 15 properties from an affiliate of Personal Mini, the Company recorded a $26.1 million promissory note receivable from the Personal Mini affiliate, and the affiliate of Personal Mini used the loan proceeds to acquire $26.1 million of subordinated performance units. The promissory note bears interest at a rate equivalent to the dividends paid on 1,059,683 Series B Preferred Shares. As a result of these agreements, in accordance with GAAP, the $26.1 million promissory note receivable, interest income on the promissory note receivable, $26.1 million of Series B Preferred Shares value, and dividends on such Series B Preferred Shares have been offset for presentation purposes in the accompanying consolidated balance sheets and consolidated statements of operations.

(6) Balances exclude 252,894 long-term incentive plan ("LTIP") units which only vest and participate in dividend distributions upon the future contribution of properties from the PROs or the completion of expansion projects.

(7) If converted balance assumes that each subordinated performance unit (including each DownREIT subordinated performance unit) is convertible into OP units, notwithstanding the two-year lock-out period on conversions for certain series of subordinated performance units, and that each subordinated performance unit would on average convert on a hypothetical basis into an estimated 1.61 OP units based on historical financial information for the trailing twelve months ended June 30, 2023. The hypothetical conversions are calculated by dividing the average cash available for distribution, or CAD, per subordinated performance unit by 110% of the CAD per OP unit over the same period. The Company anticipates that as CAD grows over time, the conversion ratio will also grow, including to levels that may exceed these amounts.

Supplemental Schedule 5

Summarized Information for Unconsolidated Real Estate Ventures
(dollars in thousands) (unaudited)
Combined Balance Sheet Information

Total Ventures at 100%(1)	June 30, 2023	December 31, 2022
ASSETS
Self storage properties, net	$1,860,305	$1,891,203
Other assets	38,464	36,873
Total assets	$1,898,769	$1,928,076
LIABILITIES AND EQUITY
Debt financing	$1,002,762	$1,002,301
Other liabilities	27,697	23,808
Equity	868,310	901,967
Total liabilities and equity	$1,898,769	$1,928,076

Combined Operating Information

	Three Months Ended June 30, 2023		Six Months Ended June 30, 2023
	Total Ventures at 100%(1)	NSA Proportionate Share (Ventures at 25%)(2)	Total Ventures at 100%(1)	NSA Proportionate Share (Ventures at 25%)(2)
Total revenue	$53,685	$13,421	$107,437	$26,859
Property operating expenses	15,113	3,778	30,162	7,541
Net operating income	38,572	9,643	77,275	19,318
Supervisory, administrative and other expenses	(3,561)	(890)	(7,090)	(1,773)
Depreciation and amortization	(17,260)	(4,315)	(35,143)	(8,786)
Interest expense	(10,419)	(2,605)	(20,830)	(5,208)
Acquisition and other income (expenses)	45	11	(187)	(47)
Net income	$7,377	$1,844	$14,025	$3,504
Add:
Equity in earnings adjustments related to amortization of basis differences		17		35
Company's share of unconsolidated real estate venture real estate depreciation and amortization		4,315		8,786
Company's share of FFO and Core FFO from unconsolidated real estate ventures		$6,176		$12,325

(1) Values represent entire unconsolidated real estate ventures at 100%, not NSA's proportionate share. NSA's ownership in each of the unconsolidated real estate ventures is 25%.
(2) NSA's proportionate share of its unconsolidated real estate ventures is derived by applying NSA's 25% ownership interest to each line item in the GAAP financial statements of the unconsolidated real estate ventures to calculate NSA's share of that line item. NSA believes this information offers insights into the financial performance of the Company, although the presentation of such information, and its combination with NSA's consolidated results, may not accurately depict the legal and economic implications of holding a noncontrolling interest in the unconsolidated real estate ventures. The operating agreements of the unconsolidated real estate ventures provide for the distribution of net cash flow to the unconsolidated real estate ventures' investors no less than monthly, generally in proportion to the investors’ respective ownership interests, subject to a promoted distribution to NSA upon the achievement of certain performance benchmarks by the non-NSA investor.

Supplemental Schedule 6

Same Store Performance Summary By MSA(1)
(dollars in thousands, except per square foot data) (unaudited)

Three Months Ended June 30, 2023 compared to Three Months Ended June 30, 2022

		Total Revenue			Property Operating Expenses			Net Operating Income			Net Operating Income Margin
MSA(1)	Stores	2Q 2023	2Q 2022	Growth	2Q 2023	2Q 2022	Growth	2Q 2023	2Q 2022	Growth	2Q 2023	2Q 2022	Growth
Portland-Vancouver-Hillsboro, OR-WA	50	$10,654	$10,273	3.7%	$2,464	$2,415	2.0%	$8,190	$7,858	4.2%	76.9%	76.5%	0.4%
Riverside-San Bernardino-Ontario, CA	48	13,891	13,391	3.7%	2,817	2,822	(0.2)%	11,074	10,569	4.8%	79.7%	78.9%	0.8%
Houston-The Woodlands-Sugar Land, TX	40	8,839	8,650	2.2%	3,227	3,190	1.2%	5,612	5,460	2.8%	63.5%	63.1%	0.4%
Atlanta-Sandy Springs-Alpharetta, GA	34	7,168	6,841	4.8%	1,664	1,813	(8.2)%	5,504	5,028	9.5%	76.8%	73.5%	3.3%
Dallas-Fort Worth-Arlington, TX	24	4,508	4,442	1.5%	1,554	1,478	5.1%	2,954	2,964	(0.3)%	65.5%	66.7%	(1.2)%
Phoenix-Mesa-Chandler, AZ	24	6,008	6,069	(1.0)%	1,461	1,416	3.2%	4,547	4,653	(2.3)%	75.7%	76.7%	(1.0)%
McAllen-Edinburg-Mission, TX	21	4,910	4,477	9.7%	1,336	1,151	16.1%	3,574	3,326	7.5%	72.8%	74.3%	(1.5)%
Oklahoma City, OK	20	3,339	3,107	7.5%	834	833	0.1%	2,505	2,274	10.2%	75.0%	73.2%	1.8%
Indianapolis-Carmel-Anderson, IN	17	3,334	3,382	(1.4)%	1,057	948	11.5%	2,277	2,434	(6.5)%	68.3%	72.0%	(3.7)%
Brownsville-Harlingen, TX	16	2,999	2,722	10.2%	837	711	17.7%	2,162	2,011	7.5%	72.1%	73.9%	(1.8)%
Los Angeles-Long Beach-Anaheim, CA	14	6,221	6,007	3.6%	1,401	1,365	2.6%	4,820	4,642	3.8%	77.5%	77.3%	0.2%
San Antonio-New Braunfels, TX	14	2,762	2,858	(3.4)%	1,070	1,055	1.4%	1,692	1,803	(6.2)%	61.3%	63.1%	(1.8)%
North Port-Sarasota-Bradenton, FL	14	4,571	4,417	3.5%	1,257	1,075	16.9%	3,314	3,342	(0.8)%	72.5%	75.7%	(3.2)%
San Juan-Bayamón-Caguas, PR	14	8,768	8,299	5.7%	1,706	1,692	0.8%	7,062	6,607	6.9%	80.5%	79.6%	0.9%
Colorado Springs, CO	13	2,113	2,119	(0.3)%	644	566	13.8%	1,469	1,553	(5.4)%	69.5%	73.3%	(3.8)%
Tulsa, OK	13	2,089	2,017	3.6%	524	499	5.0%	1,565	1,518	3.1%	74.9%	75.3%	(0.4)%
New Orleans-Metairie, LA	13	2,463	2,563	(3.9)%	721	684	5.4%	1,742	1,879	(7.3)%	70.7%	73.3%	(2.6)%
Augusta-Richmond County, GA-SC	12	2,182	2,087	4.6%	570	615	(7.3)%	1,612	1,472	9.5%	73.9%	70.5%	3.4%
Austin-Round Rock-Georgetown, TX	12	3,444	3,299	4.4%	1,067	1,185	(10.0)%	2,377	2,114	12.4%	69.0%	64.1%	4.9%
Las Vegas-Henderson-Paradise, NV	12	2,773	2,918	(5.0)%	683	649	5.2%	2,090	2,269	(7.9)%	75.4%	77.8%	(2.4)%
Corpus Christi, TX	12	2,404	2,239	7.4%	931	1,023	(9.0)%	1,473	1,216	21.1%	61.3%	54.3%	7.0%
Wichita, KS	12	1,731	1,727	0.2%	543	497	9.3%	1,188	1,230	(3.4)%	68.6%	71.2%	(2.6)%
Kansas City, MO-KS	12	2,144	2,105	1.9%	731	702	4.1%	1,413	1,403	0.7%	65.9%	66.7%	(0.8)%
Shreveport-Bossier City, LA	11	1,520	1,449	4.9%	447	437	2.3%	1,073	1,012	6.0%	70.6%	69.8%	0.8%
Knoxville, TN	10	1,758	1,794	(2.0)%	534	591	(9.6)%	1,224	1,203	1.7%	69.6%	67.1%	2.5%
Other MSAs	352	74,115	72,297	2.5%	20,114	20,065	0.2%	54,001	52,232	3.4%	72.9%	72.2%	0.7%
Total/Weighted Average	834	$186,708	$181,549	2.8%	$50,194	$49,477	1.4%	$136,514	$132,072	3.4%	73.1%	72.7%	0.4%

2022 Same Store Pool(2)	627	$140,123	$136,778	2.4%	$36,365	$35,445	2.6%	$103,758	$101,333	2.4%	74.0%	74.1%	(0.1)%

2021 Same Store Pool(3)	551	$123,593	$120,716	2.4%	$31,531	$30,627	3.0%	$92,062	$90,089	2.2%	74.5%	74.6%	(0.1)%

(1) MSA (Metropolitan Statistical Area) as defined by the United States Census Bureau.
(2) Represents the subset of properties included in the 2023 same store pool that were in NSA's same store pool reported in 2022.
(3) Represents the subset of properties included in the 2023 same store pool that were in NSA's same store pool reported in 2021.

Supplemental Schedule 6 (continued)

Same Store Performance Summary By MSA(1)
(dollars in thousands, except per square foot data) (unaudited)

Three Months Ended June 30, 2023 compared to Three Months Ended June 30, 2022
		Rentable Square Feet	Occupancy at Period End			Average Occupancy			Average Annualized Rental Revenue per Occupied Square Foot
MSA(1)	Units		2Q 2023	2Q 2022	Growth	2Q 2023	2Q 2022	Growth	2Q 2023	2Q 2022	Growth
Portland-Vancouver-Hillsboro, OR-WA	19,752	2,400,641	90.1%	91.8%	(1.7)%	89.8%	91.4%	(1.6)%	$19.17	$18.48	3.7%
Riverside-San Bernardino-Ontario, CA	26,470	3,613,285	91.6%	95.1%	(3.5)%	91.9%	95.8%	(3.9)%	16.14	15.05	7.2%
Houston-The Woodlands-Sugar Land, TX	19,111	2,955,885	92.8%	94.9%	(2.1)%	92.5%	94.0%	(1.5)%	12.38	11.80	4.9%
Atlanta-Sandy Springs-Alpharetta, GA	15,881	2,194,303	88.8%	95.0%	(6.2)%	88.3%	95.4%	(7.1)%	14.33	12.86	11.4%
Dallas-Fort Worth-Arlington, TX	10,831	1,387,268	89.7%	94.0%	(4.3)%	89.3%	93.3%	(4.0)%	14.07	13.37	5.2%
Phoenix-Mesa-Chandler, AZ	13,952	1,557,222	88.4%	93.1%	(4.7)%	88.3%	93.4%	(5.1)%	16.92	16.21	4.4%
McAllen-Edinburg-Mission, TX	9,668	1,445,017	92.4%	97.0%	(4.6)%	92.9%	97.2%	(4.3)%	14.11	12.38	14.0%
Oklahoma City, OK	9,182	1,327,802	92.8%	97.5%	(4.7)%	93.4%	97.0%	(3.6)%	10.34	9.40	10.0%
Indianapolis-Carmel-Anderson, IN	8,990	1,169,218	86.5%	94.5%	(8.0)%	87.3%	95.5%	(8.2)%	12.66	11.85	6.8%
Brownsville-Harlingen, TX	6,404	916,571	94.5%	97.4%	(2.9)%	93.9%	97.5%	(3.6)%	13.47	11.91	13.1%
Los Angeles-Long Beach-Anaheim, CA	9,755	1,063,449	90.9%	94.8%	(3.9)%	91.5%	94.9%	(3.4)%	24.59	22.80	7.9%
San Antonio-New Braunfels, TX	5,799	771,950	88.5%	94.0%	(5.5)%	88.8%	93.1%	(4.3)%	15.59	15.21	2.5%
North Port-Sarasota-Bradenton, FL	8,894	889,393	87.4%	93.0%	(5.6)%	87.6%	93.5%	(5.9)%	22.55	20.69	9.0%
San Juan-Bayamón-Caguas, PR	12,408	1,342,533	93.8%	95.0%	(1.2)%	93.3%	94.8%	(1.5)%	27.15	25.30	7.3%
Colorado Springs, CO	5,434	675,342	92.4%	92.9%	(0.5)%	91.1%	93.1%	(2.0)%	13.22	13.19	0.2%
Tulsa, OK	6,112	815,005	90.6%	95.7%	(5.1)%	91.0%	95.3%	(4.3)%	10.77	10.09	6.7%
New Orleans-Metairie, LA	6,564	758,608	85.3%	95.1%	(9.8)%	85.1%	94.8%	(9.7)%	14.79	13.87	6.6%
Augusta-Richmond County, GA-SC	6,266	838,152	87.4%	94.0%	(6.6)%	88.0%	93.0%	(5.0)%	11.27	10.29	9.5%
Austin-Round Rock-Georgetown, TX	6,638	901,159	89.7%	94.4%	(4.7)%	88.7%	93.3%	(4.6)%	16.81	15.51	8.4%
Las Vegas-Henderson-Paradise, NV	6,611	817,957	87.1%	93.8%	(6.7)%	86.6%	94.4%	(7.8)%	14.99	14.55	3.0%
Corpus Christi, TX	5,470	709,265	90.5%	87.1%	3.4%	89.7%	86.0%	3.7%	14.59	14.38	1.5%
Wichita, KS	4,200	587,155	92.4%	95.7%	(3.3)%	92.9%	94.4%	(1.5)%	12.04	11.79	2.1%
Kansas City, MO-KS	4,491	589,474	93.1%	96.8%	(3.7)%	93.5%	95.6%	(2.1)%	14.86	14.10	5.4%
Shreveport-Bossier City, LA	4,565	606,361	92.6%	96.0%	(3.4)%	92.9%	95.8%	(2.9)%	10.31	9.72	6.1%
Knoxville, TN	4,348	530,921	92.3%	95.2%	(2.9)%	92.0%	93.7%	(1.7)%	13.84	13.63	1.5%
Other MSAs	168,259	21,586,664	89.2%	94.5%	(5.3)%	89.1%	93.8%	(4.7)%	14.86	13.84	7.4%
Total/Weighted Average	406,055	52,450,600	90.0%	94.5%	(4.5)%	90.0%	94.1%	(4.1)%	$15.27	$14.26	7.1%

2022 Same Store Pool(2)	300,329	38,377,813	90.4%	95.2%	(4.8)%	90.4%	95.1%	(4.7)%	$15.59	$14.57	7.0%

2021 Same Store Pool(3)	265,237	33,561,573	90.3%	95.2%	(4.9)%	90.3%	95.1%	(4.8)%	$15.73	$14.70	7.0%

(1) MSA (Metropolitan Statistical Area) as defined by the United States Census Bureau.
(2) Represents the subset of properties included in the 2023 same store pool that were in NSA's same store pool reported in 2022.
(3) Represents the subset of properties included in the 2023 same store pool that were in NSA's same store pool reported in 2021.

Supplemental Schedule 6

Same Store Performance Summary By MSA(1)
(dollars in thousands, except per square foot data) (unaudited)

Six Months Ended June 30, 2023 compared to Six Months Ended June 30, 2022

		Total Revenue			Property Operating Expenses			Net Operating Income			Net Operating Income Margin
MSA(1)	Stores	YTD 2023	YTD 2022	Growth	YTD 2023	YTD 2022	Growth	YTD 2023	YTD 2022	Growth	YTD 2023	YTD 2022	Growth
Portland-Vancouver-Hillsboro, OR-WA	50	$21,021	$20,377	3.2%	$5,041	$4,819	4.6%	$15,980	$15,558	2.7%	76.0%	76.4%	(0.4)%
Riverside-San Bernardino-Ontario, CA	48	27,652	26,339	5.0%	5,747	5,563	3.3%	21,905	20,776	5.4%	79.2%	78.9%	0.3%
Houston-The Woodlands-Sugar Land, TX	40	17,661	16,963	4.1%	6,319	5,828	8.4%	11,342	11,135	1.9%	64.2%	65.6%	(1.4)%
Atlanta-Sandy Springs-Alpharetta, GA	34	14,032	13,318	5.4%	3,447	3,419	0.8%	10,585	9,899	6.9%	75.4%	74.3%	1.1%
Dallas-Fort Worth-Arlington, TX	24	8,955	8,666	3.3%	3,117	2,937	6.1%	5,838	5,729	1.9%	65.2%	66.1%	(0.9)%
Phoenix-Mesa-Chandler, AZ	24	12,065	12,017	0.4%	2,848	2,821	1.0%	9,217	9,196	0.2%	76.4%	76.5%	(0.1)%
McAllen-Edinburg-Mission, TX	21	9,756	8,774	11.2%	2,553	2,203	15.9%	7,203	6,571	9.6%	73.8%	74.9%	(1.1)%
Oklahoma City, OK	20	6,561	6,033	8.8%	1,732	1,670	3.7%	4,829	4,363	10.7%	73.6%	72.3%	1.3%
Indianapolis-Carmel-Anderson, IN	17	6,681	6,633	0.7%	2,189	1,948	12.4%	4,492	4,685	(4.1)%	67.2%	70.6%	(3.4)%
Brownsville-Harlingen, TX	16	5,934	5,307	11.8%	1,561	1,358	14.9%	4,373	3,949	10.7%	73.7%	74.4%	(0.7)%
Los Angeles-Long Beach-Anaheim, CA	14	12,489	11,875	5.2%	2,820	2,687	4.9%	9,669	9,188	5.2%	77.4%	77.4%	—%
San Antonio-New Braunfels, TX	14	5,593	5,543	0.9%	2,092	2,052	1.9%	3,501	3,491	0.3%	62.6%	63.0%	(0.4)%
North Port-Sarasota-Bradenton, FL	14	9,219	8,717	5.8%	2,437	2,107	15.7%	6,782	6,610	2.6%	73.6%	75.8%	(2.2)%
San Juan-Bayamón-Caguas, PR	14	17,432	16,194	7.6%	3,272	3,291	(0.6)%	14,160	12,903	9.7%	81.2%	79.7%	1.5%
Colorado Springs, CO	13	4,168	4,137	0.7%	1,217	913	33.3%	2,951	3,224	(8.5)%	70.8%	77.9%	(7.1)%
Tulsa, OK	13	4,115	3,921	4.9%	1,056	979	7.9%	3,059	2,942	4.0%	74.3%	75.0%	(0.7)%
New Orleans-Metairie, LA	13	4,968	4,989	(0.4)%	1,378	1,289	6.9%	3,590	3,700	(3.0)%	72.3%	74.2%	(1.9)%
Augusta-Richmond County, GA-SC	12	4,301	4,078	5.5%	1,302	1,169	11.4%	2,999	2,909	3.1%	69.7%	71.3%	(1.6)%
Austin-Round Rock-Georgetown, TX	12	6,866	6,453	6.4%	2,121	2,287	(7.3)%	4,745	4,166	13.9%	69.1%	64.6%	4.5%
Las Vegas-Henderson-Paradise, NV	12	5,628	5,755	(2.2)%	1,382	1,288	7.3%	4,246	4,467	(4.9)%	75.4%	77.6%	(2.2)%
Corpus Christi, TX	12	4,723	4,495	5.1%	1,845	1,770	4.2%	2,878	2,725	5.6%	60.9%	60.6%	0.3%
Wichita, KS	12	3,435	3,354	2.4%	1,082	1,041	3.9%	2,353	2,313	1.7%	68.5%	69.0%	(0.5)%
Kansas City, MO-KS	12	4,219	4,102	2.9%	1,472	1,441	2.2%	2,747	2,661	3.2%	65.1%	64.9%	0.2%
Shreveport-Bossier City, LA	11	2,978	2,839	4.9%	911	860	5.9%	2,067	1,979	4.4%	69.4%	69.7%	(0.3)%
Knoxville, TN	10	3,495	3,440	1.6%	1,071	1,046	2.4%	2,424	2,394	1.3%	69.4%	69.6%	(0.2)%
Other MSAs	352	146,676	141,162	3.9%	40,602	39,232	3.5%	106,074	101,930	4.1%	72.3%	72.2%	0.1%
Total/Weighted Average	834	$370,623	$355,481	4.3%	$100,614	$96,018	4.8%	$270,009	$259,463	4.1%	72.9%	73.0%	(0.1)%

2022 Same Store Pool(2)	627	$278,430	$268,353	3.8%	$72,820	$69,491	4.8%	$205,610	$198,862	3.4%	73.8%	74.1%	(0.3)%

2021 Same Store Pool(3)	551	$245,499	$236,970	3.6%	$63,247	$60,316	4.9%	$182,252	$176,654	3.2%	74.2%	74.5%	(0.3)%

(1) MSA (Metropolitan Statistical Area) as defined by the United States Census Bureau.
(2) Represents the subset of properties included in the 2023 same store pool that were in NSA's same store pool reported in 2022.
(3) Represents the subset of properties included in the 2023 same store pool that were in NSA's same store pool reported in 2021.

Supplemental Schedule 6 (continued)

Same Store Performance Summary By MSA(1)
(dollars in thousands, except per square foot data) (unaudited)

Six Months Ended June 30, 2023 compared to Six Months Ended June 30, 2022
		Rentable Square Feet	Occupancy at Period End			Average Occupancy			Average Annualized Rental Revenue per Occupied Square Foot
MSA(1)	Units		YTD 2023	YTD 2022	Growth	YTD 2023	YTD 2022	Growth	YTD 2023	YTD 2022	Growth
Portland-Vancouver-Hillsboro, OR-WA	19,752	2,400,641	90.1%	91.8%	(1.7)%	89.2%	90.6%	(1.4)%	$19.14	$18.44	3.8%
Riverside-San Bernardino-Ontario, CA	26,470	3,613,285	91.6%	95.1%	(3.5)%	91.8%	96.2%	(4.4)%	16.14	14.73	9.6%
Houston-The Woodlands-Sugar Land, TX	19,111	2,955,885	92.8%	94.9%	(2.1)%	92.4%	93.4%	(1.0)%	12.35	11.64	6.1%
Atlanta-Sandy Springs-Alpharetta, GA	15,881	2,194,303	88.8%	95.0%	(6.2)%	88.2%	95.9%	(7.7)%	14.13	12.46	13.4%
Dallas-Fort Worth-Arlington, TX	10,831	1,387,268	89.7%	94.0%	(4.3)%	89.1%	93.2%	(4.1)%	14.03	13.05	7.5%
Phoenix-Mesa-Chandler, AZ	13,952	1,557,222	88.4%	93.1%	(4.7)%	88.4%	93.8%	(5.4)%	16.98	15.97	6.3%
McAllen-Edinburg-Mission, TX	9,668	1,445,017	92.4%	97.0%	(4.6)%	93.2%	97.1%	(3.9)%	13.97	12.13	15.2%
Oklahoma City, OK	9,182	1,327,802	92.8%	97.5%	(4.7)%	93.0%	96.7%	(3.7)%	10.27	9.16	12.1%
Indianapolis-Carmel-Anderson, IN	8,990	1,169,218	86.5%	94.5%	(8.0)%	87.7%	95.5%	(7.8)%	12.64	11.62	8.8%
Brownsville-Harlingen, TX	6,404	916,571	94.5%	97.4%	(2.9)%	93.2%	97.3%	(4.1)%	13.42	11.62	15.5%
Los Angeles-Long Beach-Anaheim, CA	9,755	1,063,449	90.9%	94.8%	(3.9)%	91.7%	95.2%	(3.5)%	24.63	22.47	9.6%
San Antonio-New Braunfels, TX	5,799	771,950	88.5%	94.0%	(5.5)%	89.0%	93.1%	(4.1)%	15.70	14.73	6.6%
North Port-Sarasota-Bradenton, FL	8,894	889,393	87.4%	93.0%	(5.6)%	88.4%	94.2%	(5.8)%	22.65	20.25	11.9%
San Juan-Bayamón-Caguas, PR	12,408	1,342,533	93.8%	95.0%	(1.2)%	93.6%	95.0%	(1.4)%	26.90	24.66	9.1%
Colorado Springs, CO	5,434	675,342	92.4%	92.9%	(0.5)%	89.7%	92.3%	(2.6)%	13.33	12.97	2.8%
Tulsa, OK	6,112	815,005	90.6%	95.7%	(5.1)%	91.0%	94.0%	(3.0)%	10.66	9.94	7.2%
New Orleans-Metairie, LA	6,564	758,608	85.3%	95.1%	(9.8)%	86.3%	94.0%	(7.7)%	14.73	13.62	8.1%
Augusta-Richmond County, GA-SC	6,266	838,152	87.4%	94.0%	(6.6)%	88.3%	92.9%	(4.6)%	11.11	10.08	10.2%
Austin-Round Rock-Georgetown, TX	6,638	901,159	89.7%	94.4%	(4.7)%	88.7%	92.5%	(3.8)%	16.80	15.29	9.9%
Las Vegas-Henderson-Paradise, NV	6,611	817,957	87.1%	93.8%	(6.7)%	86.7%	94.5%	(7.8)%	15.21	14.39	5.7%
Corpus Christi, TX	5,470	709,265	90.5%	87.1%	3.4%	88.8%	86.7%	2.1%	14.49	14.36	0.9%
Wichita, KS	4,200	587,155	92.4%	95.7%	(3.3)%	92.4%	93.6%	(1.2)%	12.02	11.54	4.2%
Kansas City, MO-KS	4,491	589,474	93.1%	96.8%	(3.7)%	92.6%	94.3%	(1.7)%	14.75	13.93	5.9%
Shreveport-Bossier City, LA	4,565	606,361	92.6%	96.0%	(3.4)%	92.5%	95.4%	(2.9)%	10.21	9.56	6.8%
Knoxville, TN	4,348	530,921	92.3%	95.2%	(2.9)%	90.3%	93.0%	(2.7)%	13.89	12.85	8.1%
Other MSAs	168,259	21,586,664	89.2%	94.5%	(5.3)%	89.0%	93.3%	(4.3)%	14.75	13.57	8.7%
Total/Weighted Average	406,055	52,450,600	90.0%	94.5%	(4.5)%	89.9%	93.9%	(4.0)%	$15.19	$13.99	8.6%

2022 Same Store Pool(2)	300,329	38,377,813	90.4%	95.2%	(4.8)%	90.3%	95.0%	(4.7)%	$15.54	$14.32	8.5%

2021 Same Store Pool(3)	265,237	33,561,573	90.3%	95.2%	(4.9)%	90.3%	95.0%	(4.7)%	$15.67	$14.45	8.4%

(1) MSA (Metropolitan Statistical Area) as defined by the United States Census Bureau.
(2) Represents the subset of properties included in the 2023 same store pool that were in NSA's same store pool reported in 2022.
(3) Represents the subset of properties included in the 2023 same store pool that were in NSA's same store pool reported in 2021.

Supplemental Schedule 7

Same Store Operating Data (834 Stores) - Trailing Five Quarters
(dollars in thousands, except per square foot data) (unaudited)

	2Q 2023	1Q 2023	4Q 2022	3Q 2022	2Q 2022	YTD 2023	YTD 2022
Revenue
Rental revenue	$179,907	$177,667	$179,386	$180,751	$175,567	$357,574	$343,614
Other property-related revenue	6,801	6,248	5,732	5,967	5,982	13,049	11,867
Total revenue	186,708	183,915	185,118	186,718	181,549	370,623	355,481
Property operating expenses
Store payroll and related costs	12,842	13,454	13,405	13,607	13,289	26,296	26,572
Property tax expense	15,015	14,846	13,432	14,449	15,237	29,861	28,634
Utilities expense	4,644	5,257	4,848	5,686	4,680	9,901	9,417
Repairs & maintenance expense	3,809	3,941	3,732	4,073	4,079	7,750	7,882
Marketing expense	4,241	3,572	3,242	3,609	3,172	7,813	5,950
Insurance expense	2,488	1,680	1,721	1,680	1,763	4,168	3,439
Other property operating expenses	7,155	7,670	7,478	7,181	7,257	14,825	14,124
Total property operating expenses	50,194	50,420	47,858	50,285	49,477	100,614	96,018
Net operating income	$136,514	$133,495	$137,260	$136,433	$132,072	$270,009	$259,463

Net operating income margin	73.1%	72.6%	74.1%	73.1%	72.7%	72.9%	73.0%

Occupancy at period end	90.0%	89.8%	89.9%	92.1%	94.5%	90.0%	94.5%

Average occupancy	90.0%	89.7%	90.9%	93.5%	94.1%	89.9%	93.9%

Average annualized rental revenue per occupied square foot	$15.27	$15.13	$15.09	$14.77	$14.26	$15.19	$13.99

Supplemental Schedule 8

Reconciliation of Same Store Data and Net Operating Income to Net Income
(dollars in thousands) (unaudited)

	2Q 2023	1Q 2023	4Q 2022	3Q 2022	2Q 2022	YTD 2023	YTD 2022
Rental revenue
Same store portfolio	$179,907	$177,667	$179,386	$180,751	$175,567	$357,574	$343,614
Non-same store portfolio	19,404	16,462	16,599	12,973	9,069	35,866	15,491
Total rental revenue	199,311	194,129	195,985	193,724	184,636	393,440	359,105
Other property-related revenue
Same store portfolio	6,801	6,248	5,732	5,967	5,982	13,049	11,867
Non-same store portfolio	812	559	492	433	359	1,371	640
Total other property-related revenue	7,613	6,807	6,224	6,400	6,341	14,420	12,507
Property operating expenses
Same store portfolio	50,194	50,420	47,858	50,285	49,477	100,614	96,018
Non-same store portfolio	6,900	6,063	5,564	4,922	3,786	12,963	6,678
Prior period comparability adjustment(1)	—	—	(75)	(75)	(75)	—	(150)
Total property operating expenses	57,094	56,483	53,347	55,132	53,188	113,577	102,546

Net operating income	149,830	144,453	148,862	144,992	137,789	294,283	269,066
Management fees and other revenue	8,587	7,057	6,513	6,649	7,913	15,644	14,462
General and administrative expenses	(14,404)	(14,821)	(15,345)	(15,298)	(14,702)	(29,225)	(28,668)
Depreciation and amortization	(56,705)	(55,458)	(57,564)	(59,631)	(57,891)	(112,163)	(115,963)
Other	(3,220)	(1,173)	(1,186)	(6,356)	(525)	(4,393)	(995)
Interest expense	(39,693)	(37,948)	(34,633)	(28,871)	(24,448)	(77,641)	(47,095)
Loss on early extinguishment of debt	—	(758)	—	—	—	(758)	—
Equity in earnings of unconsolidated real estate ventures	1,861	1,678	2,155	2,134	1,962	3,539	3,456
Acquisition costs	(239)	(844)	(368)	(1,142)	(682)	(1,083)	(1,235)
Non-operating income (expense)	196	(598)	(352)	(226)	(261)	(402)	(373)
Gain on sale of self storage properties	—	—	3,332	—	—	—	2,134
Income tax expense	(737)	(1,196)	(1,037)	(2,074)	(730)	(1,933)	(1,578)
Net Income	$45,476	$40,392	$50,377	$40,177	$48,425	$85,868	$93,211

(1) Certain payroll and related costs associated with the Move It portfolio were not reflected as property-level expenses in 2022 under the management of the Move It PRO. Such costs are reflected in property operating expenses in 2023 under NSA's management. For purposes of comparable same store reporting, NSA has included the specific 2022 expense amounts for the same store portfolio in the relevant periods. This line item is presented in order to reconcile total property operating expenses to previously reported figures.

Supplemental Schedule 9

Selected Financial Information
(dollars in thousands, except per square foot data) (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

Average Annualized Rental Revenue Per Occupied Square Foot

Same store	$15.27	$14.26	$15.19	$13.99
Total consolidated portfolio	15.09	14.13	15.03	13.88

Average Occupancy

Same store	90.0%	94.1%	89.9%	93.9%
Total consolidated portfolio	89.0%	92.9%	88.8%	92.9%

Total Consolidated Portfolio Capital Expenditures

Recurring capital expenditures	$4,320	$2,733	$7,337	$4,972
Value enhancing capital expenditures	2,450	3,727	3,744	5,968
Acquisitions capital expenditures	2,425	5,325	6,102	8,775
Total consolidated portfolio capital expenditures	$9,195	$11,785	$17,183	$19,715

Property Operating Expenses Detail

Store payroll and related costs	$14,475	$14,003	$29,326	$27,850
Property tax expense	17,506	16,855	34,573	31,277
Utilities expense	5,196	4,978	11,058	10,044
Repairs & maintenance expense	4,375	4,369	8,858	8,480
Marketing expense	4,763	3,424	8,722	6,363
Insurance expense	2,818	1,856	4,686	3,615
Other property operating expenses	7,961	7,703	16,354	14,917
Property operating expenses on the Company's statements of operations	$57,094	$53,188	$113,577	$102,546

General and Administrative Expenses Detail

Supervisory and administrative expenses	$5,407	$5,613	$10,608	$10,929
Equity-based compensation expense	1,677	1,580	3,326	3,124
Other general and administrative expenses	7,320	7,509	15,291	14,615
General and administrative expenses on the Company's statements of operations	$14,404	$14,702	$29,225	$28,668

Glossary

This Earnings Release and Supplemental Financial Information includes certain financial and operating measures used by NSA management that are not calculated in accordance with accounting principles generally accepted in the United States, or GAAP. NSA's definitions and calculations of these non-GAAP financial and operating measures and other terms may differ from the definitions and methodologies used by other real estate companies and, accordingly, may not be comparable. These non-GAAP financial and operating measures should not be considered an alternative to GAAP net income or any other GAAP measurement of performance and should not be considered an alternative measure of liquidity.

AVERAGE ANNUALIZED RENTAL REVENUE PER OCCUPIED SQUARE FOOT: Average annualized rental revenue per occupied square foot is computed by dividing annualized rental revenue (including fees and net of any discounts and uncollectible customer amounts) by average occupied square feet.
AVERAGE OCCUPANCY: Average occupancy is calculated based on the average of the month-end occupancy immediately preceding the period presented and the month-end occupancies included in the respective period presented.
CAPITAL EXPENDITURES DEFINITIONS
ACQUISITIONS CAPITAL EXPENDITURES: Acquisitions capital expenditures represents the portion of capital expenditures capitalized during the current period that were identified and underwritten prior to a property's acquisition.
RECURRING CAPITAL EXPENDITURES: Recurring capital expenditures represents the portion of capital expenditures that are deemed to replace the consumed portion of acquired capital assets and extend their useful lives.
VALUE ENHANCING CAPITAL EXPENDITURES: Value enhancing capital expenditures represents the portion of capital expenditures that are made to enhance the revenue and value of an asset from its original purchase condition.
EBITDA: NSA defines EBITDA as net income (loss), as determined under GAAP, plus interest expense, loss on early extinguishment of debt, income taxes, depreciation and amortization expense and the Company's share of unconsolidated real estate venture depreciation and amortization. NSA defines ADJUSTED EBITDA as EBITDA plus acquisition costs, equity-based compensation expense, losses on sale of properties, impairment of long-lived assets and casualty-related expenses, minus gains on sale of properties and debt forgiveness, and after adjustments for unconsolidated partnerships and joint ventures. These further adjustments eliminate the impact of items that the Company does not consider indicative of its core operating performance. In evaluating EBITDA and Adjusted EBITDA, you should be aware that in the future the Company may incur expenses that are the same as or similar to some of the adjustments in this presentation. NSA's presentation of EBITDA and Adjusted EBITDA should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items.
NSA presents EBITDA and Adjusted EBITDA because the Company believes they assist investors and analysts in comparing the Company's performance across reporting periods on a consistent basis by excluding items that the Company does not believe are indicative of its core operating performance. EBITDA and Adjusted EBITDA have limitations as an analytical tool. Some of these limitations are:
•EBITDA and Adjusted EBITDA do not reflect the Company's cash expenditures, or future requirements, for capital expenditures, contractual commitments or working capital needs;
•EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on the Company's debts;
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;
•Adjusted EBITDA excludes equity-based compensation expense, which is and will remain a key element of the Company's overall long-term incentive compensation package, although the Company excludes it as an expense when evaluating its ongoing operating performance for a particular period;
•EBITDA and Adjusted EBITDA do not reflect the impact of certain cash charges resulting from matters the Company considers not to be indicative of its ongoing operations; and

•other companies in NSA's industry may calculate EBITDA and Adjusted EBITDA differently than NSA does, limiting their usefulness as comparative measures.
NSA compensates for these limitations by considering the economic effect of the excluded expense items independently as well as in connection with the Company's analysis of net income (loss). EBITDA and Adjusted EBITDA should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues and net income (loss).
FUNDS FROM OPERATIONS: Funds from operations, or FFO, is a widely used performance measure for real estate companies and is provided here as a supplemental measure of the Company's operating performance. The December 2018 Nareit Funds From Operations White Paper - 2018 Restatement, which the Company refers to as the White Paper, defines FFO as net income (as determined under GAAP), excluding: real estate depreciation and amortization, gains and losses from the sale of certain real estate assets, gains and losses from change in control, mark-to-market changes in value recognized on equity securities, impairment write-downs of certain real estate assets and impairment of investments in entities when it is directly attributable to decreases in the value of depreciable real estate held by the entity and after items to record unconsolidated partnerships and joint ventures on the same basis. Distributions declared on subordinated performance units and DownREIT subordinated performance units represent NSA's allocation of FFO to noncontrolling interests held by subordinated performance unitholders and DownREIT subordinated performance unitholders. For purposes of calculating FFO attributable to common shareholders, OP unitholders, and LTIP unitholders, NSA excludes distributions declared on subordinated performance units, DownREIT subordinated performance units, preferred shares and preferred units. NSA defines CORE FFO as FFO, as further adjusted to eliminate the impact of certain items that the Company does not consider indicative of its core operating performance. These further adjustments consist of acquisition costs, gains on debt forgiveness, gains (losses) on early extinguishment of debt, casualty-related expenses or losses, and after adjustments for unconsolidated partnerships and joint ventures.
Management uses FFO and Core FFO as key performance indicators in evaluating the operations of NSA's properties. Given the nature of NSA's business as a real estate owner and operator, the Company considers FFO and Core FFO as key supplemental measures of its operating performance that are not specifically defined by GAAP. NSA believes that FFO and Core FFO are useful to management and investors as a starting point in measuring the Company's operational performance because FFO and Core FFO exclude various items included in net income (loss) that do not relate to or are not indicative of the Company's operating performance such as gains (or losses) from sales of self storage properties and depreciation, which can make periodic and peer analyses of operating performance more difficult. NSA's computation of FFO and Core FFO may not be comparable to FFO reported by other REITs or real estate companies.
FFO and Core FFO should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues, operating income and net income (loss). FFO and Core FFO do not represent cash generated from operating activities determined in accordance with GAAP and are not a measure of liquidity or an indicator of NSA's ability to make cash distributions. NSA believes that to further understand the Company's performance, FFO and Core FFO should be compared with the Company's reported net income (loss) and considered in addition to cash flows computed in accordance with GAAP, as presented in the Company's consolidated financial statements.
NET DEBT TO ANNUALIZED CURRENT QUARTER ADJUSTED EBITDA: NSA calculates net debt to Adjusted EBITDA as total debt (inclusive of $3.9 million of fair value of debt adjustments and $14.4 million of debt issuance costs) less cash and cash equivalents, divided by annualized current quarter Adjusted EBITDA.
NET OPERATING INCOME:  Net operating income, or NOI, represents rental revenue plus other property-related revenue less property operating expenses. NOI is not a measure of performance calculated in accordance with GAAP.
NSA believes NOI is useful to investors in evaluating the Company's operating performance because:
•NOI is one of the primary measures used by NSA's management and the Company's PROs to evaluate the economic productivity of the Company's properties, including the Company's ability to lease its properties, increase pricing and occupancy and control the Company's property operating expenses;
•NOI is widely used in the real estate industry and the self storage industry to measure the performance and value of real estate assets without regard to various items included in net income that do not relate to or are not indicative of operating performance, such as depreciation and amortization, which can vary depending upon accounting methods, the book value of assets, and the impact of NSA's capital structure; and
•NSA believes NOI helps the Company's investors to meaningfully compare the results of its operating performance from period to period by removing the impact of the Company's capital structure (primarily interest expense on the Company's outstanding indebtedness) and depreciation of the cost basis of NSA's assets from its operating results.

There are material limitations to using a non-GAAP measure such as NOI, including the difficulty associated with comparing results among more than one company and the inability to analyze certain significant items, including depreciation and interest expense, that directly affect the Company's net income (loss). NSA compensates for these limitations by considering the economic effect of the excluded expense items independently as well as in connection with the Company's analysis of net income (loss). NOI should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues and net income (loss).
NON-SAME STORE PORTFOLIO: Non-same store portfolio comprises those properties that do not meet the Same Store portfolio property definition.
OPERATING PARTNERSHIP UNITS:  Operating partnership units, or OP Units, are Class A common units of limited partner interest in the Company's operating partnership which are economically equivalent to NSA's common shares. NSA also owns certain of the Company's self storage properties through other consolidated limited partnership subsidiaries of the Company's operating partnership, which the Company refers to as "DownREIT partnerships." The DownREIT partnerships issue certain units of limited partner or limited liability company interest that are intended to be economically equivalent to the Company's OP units, which the Company defines as DOWNREIT OPERATING PARTNERSHIP UNIT EQUIVALENTS, or DownREIT OP units.
PROs: Participating regional operators, or "PROs", are NSA's experienced regional self storage operators with local operational focus and expertise. As of June 30, 2023, the Company had eight PROs: Optivest Properties, Guardian Storage Centers, Storage Solutions, Hide-Away, Personal Mini, Southern Self Storage, Moove In Self Storage and Blue Sky Self Storage. Effective January 1, 2023, following the voluntary retirement of Move It Self Storage as a PRO, the management of Move It's branded properties was transferred to NSA.
RENTABLE SQUARE FEET: Rentable square feet includes all enclosed self storage units but excludes commercial, residential, and covered parking space.
SAME STORE PORTFOLIO: NSA's same store portfolio is defined as those properties owned and operated on a stabilized basis since the first day of the earliest year presented. The Company considers a property to be stabilized once it has achieved an occupancy rate that is representative of similar properties in the applicable market. NSA excludes any properties sold, expected to be sold or subject to significant changes such as expansions or casualty events which cause the portfolio's year-over-year operating results to no longer be comparable.
SUBORDINATED PERFORMANCE UNITS:  Subordinated performance units, or SP Units, are Class B common units of limited partner interest in the Company's operating partnership. SP units, which are linked to the performance of specific contributed portfolios, are intended to incentivize the Company's PROs to drive operating performance and support the sustainability of the operating cash flow generated by the contributed self storage properties that the PROs continue to manage on NSA's behalf. Because subordinated performance unit holders receive distributions only after portfolio-specific minimum performance thresholds are satisfied, the Company believes SP units play a key role in aligning the interests of the Company's PROs with NSA and the Company's shareholders. The DownREIT partnerships also issue units of limited partner interest that are intended to be economically equivalent to the Company's SP units, which the Company defines as DOWNREIT SUBORDINATED PERFORMANCE UNIT EQUIVALENTS, or DownREIT SP units.

Equity Research Coverage

Baird	BMO Capital Markets	BofA Securities
Wes Golladay	Juan Sanabria	Jeff Spector
216.737.7510	312.845.4704	646.855.1363

Citi Investment Research	Evercore ISI	Green Street
Smedes Rose	Samir Khanal / Steve Sakwa	Spenser Allaway
212.816.6243	212.888.3796 / 212.446.9462	949.640.8780

Jefferies LLC	KeyBanc Capital Markets	Morgan Stanley
Jonathan Petersen	Todd Thomas	Ronald Kamdem
212.284.1705	917.368.2286 / 917.368.2280	212.296.8319

Stifel	Truist Securities	UBS
Stephen Manaker / Kevin Stein	Ki Bin Kim	Michael Goldsmith
212.271.3716 / 212.271.3718	212.303.4124	212.713.2951

Wells Fargo	Wolfe Research
Eric Luebchow	Keegan Carl
312.630.2386	212.713.2951